UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported):     May 11, 2016

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9330 BALBOA AVENUE, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02      RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 11, 2016, Jack in the Box Inc. (the “Company”) issued a press release announcing its second quarter fiscal 2016 operating results and disclosing other information.

A copy of the press release is attached as Exhibit 99.1.

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 11, 2016, the Company issued a press release announcing the promotion of Keith Guilbault to Brand President of Qdoba Mexican Eats, effective June 3, 2016. Mr. Guilbault will succeed Tim Casey, who is resigning from the Company.

Mr. Guilbault, age 53, has served as Qdoba’s Chief Operating Officer since March 2016.  He was previously Senior Vice President and Chief Marketing Officer for the Company’s Jack in the Box brand. Guilbault joined Jack in the Box in 2004 as a Regional Vice President in Central California and subsequently held several positions of increasing responsibility, including Division Vice President of Brand Innovation & Regional Marketing, Division Vice President of Operations Initiatives and Vice President of Franchising. At the time of his promotion to Senior Vice President and Chief Marketing Officer in 2013, Mr. Guilbault was Vice President of Menu & Innovation.  Mr. Guilbault has an MBA from Pepperdine University and a bachelor’s degree in marketing from the University of Rhode Island.

As of the date of this report, no new compensatory arrangements have been entered into in connection with the actions described in this report. The Company will make any required disclosures regarding compensation in a subsequent filing.

A copy of the press release is attached as Exhibit 99.2.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits.

Exhibit
  No.               Description
-----------         ---------------

99.1                Press Release of Jack in the Box Inc. dated May 11, 2016, regarding operating results for the second quarter of fiscal 2016 and other information.

99.2                Press Release of Jack in the Box Inc. dated May 11, 2016, regarding the naming of Keith Guilbault as Brand President of Qdoba Mexican Eats.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.

By:	/s/ JERRY P. REBEL
Jerry P. Rebel
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)
(Duly Authorized Signatory)
Date: May 11, 2016